EXHIBIT 99.1

                               TALK VISUAL CORPORATION
                               -----------------------

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Talk Visual Corporation (the "Company") Quarterly Report on Form 10-QSB for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harley L. Rollins, Chief Executive Offer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 9, 2002             By:  /s/ HARLEY L. ROLLINS
                                      ---------------------------
                                          Harley L. Rollins
                                          Chief Executive Officer and
                                          Chief Financial Officer

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